UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 15, 2016

WATSCO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

1-5581	59-0778222
(Commission File Number)	(IRS Employer Identification No.)

2665 South Bayshore Drive, Suite 901

Miami, Florida 33133

(Address of Principal Executive Offices, Including Zip Code)

(305) 714-4100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2016, the independent members of the Board of Directors of Watsco, Inc. (the “Company”) appointed Aaron J. (“A.J.”) Nahmad to serve as the Company’s President effective immediately.

A.J. Nahmad is 34 years old and has worked for the Company since 2005. He served as Vice President of Strategy & Innovation since July 2010 and as Director of Global Business Development since 2005. He has also been a member of Watsco’s Board of Directors since November 2011. He holds a B.A. from the University of Pennsylvania and a M.B.A. from New York University’s Leonard N. Stern School of Business. A.J. Nahmad is the son of Albert Nahmad, Watsco’s Chairman, President and CEO since 1973.

A.J. Nahmad’s base salary will be $550,000 and he is eligible to receive an annual cash incentive award up to a maximum of $450,000. Any annual cash incentive award earned will be based on actual performance against pre-established strategic and financial objectives established by the Compensation Committee of the Board of Directors (the “Committee”) at the beginning of the annual performance period. He will also be eligible to receive a long-term equity incentive award contingent upon the achievement of specific financial and stock performance objectives established by the Committee, a portion of which will be based on longer-term performance criteria.

In connection with his appointment, A.J. Nahmad will also assume leadership for a number of day-to-day tactical duties previously the responsibility of Albert Nahmad. As of the date of A.J. Nahmad’s appointment as President, Albert Nahmad vacated such office; however, Albert Nahmad will retain his roles as Watsco’s Chairman and Chief Executive Officer focused on the Company’s long-term vision, culture and strategic objectives.

Other than as described in this Current Report on Form 8-K, there are no arrangements or understandings between A.J. Nahmad and any other person pursuant to which he was appointed as President of the Company. Since the beginning of the Company’s last fiscal year, the Company and its subsidiaries have not engaged in any transactions, and there are no proposed transactions, or series of similar transactions, in which A.J. Nahmad had a direct or indirect material interest in which the amount involved exceeds or exceeded $120,000 and that would require disclosure in this Current Report on Form 8-K.

Item 7.01. Regulation FD Disclosure.

On January 22, 2016, the Company issued a press release announcing the appointment of Aaron J. Nahmad as the Company’s President. A copy of the Company’s press release is furnished hereto as Exhibit 99.1 and is hereby incorporated by reference in this Item 7.01.

The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 furnished herewith, shall be deemed “furnished” and not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any Company filing under the Securities Act of 1933, as amended.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number	Description

99.1	Press release dated January 22, 2016 issued by Watsco, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WATSCO, INC.

Dated: January 22, 2016	By:	/s/ Ana M. Menendez
Ana M. Menendez, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated January 22, 2016 issued by Watsco, Inc.